Exhibit 5.1

________
Campbells LLP
By email	Floor 4, Willow House, Cricket Square
Grand Cayman KY1-9010
Cayman Islands

Dogness (International) Corporation	D +1 345 914 5845
Tongsha Industrial Estate, East District	T +1 345 949 2648
Dongguan, Guangdong 523217	E dmagee@campbellslegal.com
People’s Republic of China
campbellslegal.com
Our Ref: RBS/DPM/17011-28996
Your Ref:
________
CAYMAN | BVI | HONG KONG

9 February 2022

Dear Sirs

Dogness (International) Corporation (the “Company”)

We have acted as British Virgin Islands counsel to the Company in connection with the Registration Statement on Form F-3/A to be filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder relating to the registration of the Securities (as defined below) (the “Registration Statement”). The Registration Statement includes a prospectus (the “Prospectus”) and provides that the Prospectus will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

1.	Class A common shares with a par value of $0.002 per share (the “Common Shares”);

2.	senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Senior Indenture”);

3.	subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities, the “Debt Securities”);

The Cayman Islands firm known as “Campbells” converted from a firm to a Cayman Islands limited liability partnership known as “Campbells LLP” on 25 February 2021.

4.	warrants to purchase Common Shares, Debt Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as Warrant agent, and such warrants may be issued independently or together with Common Shares, Debt Securities, or any combination thereof, and the Warrants may be attached to or separate from such securities;

5.	share purchase contracts obligating the holders to purchase from the Company a specified number of securities registered under the Registration Statement (the “Purchase Contracts”) between the Company and a purchase contract agent identified in the applicable agreement;

6.	share purchase units, each representing ownership of securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Purchase Units”);

7.	rights to purchase Common Shares or Debt Securities of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

8.	units comprised of one or more of the other securities described in the Registration Statement in any combination (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), by and between the Company and a bank or trust company as unit agent;

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Registered Shares being registered in this offering will be US$250,000,000.00.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1.	With respect to any Common Shares issued under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by the Company by all necessary corporate action; (iii) the issuance of such Common Shares at such time does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such issuance is in conformity with the M&A (as defined in Schedule 1), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares, then upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable.

2.	With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the M&A, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Senior or Subordinated Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the M&A, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Senior or Subordinated Indenture and any applicable supplemental indenture, or the applicable documentation; and (vi) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto; (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the M&A or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the M&A or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered; (iv) the terms of the Units and any underlying securities and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the M&A or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase, underwriting or similar agreement; and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 1, 2, 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Rights and Units while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Campbells

Campbells LLP

Schedule 1

List of Documents and Records Examined

1)	Copies of the Certificate of Incorporation (“COI”) and Amended and Restated Memorandum and Articles of Association of the Company (“M&A”) obtained from the Registry of Corporate Affairs on 7 February 2022;

2)	Copies of the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 7 February 2022;

3)	A copy of the Company’s registered agent’s certificate, provided by the Company’s registered agent on 4 February 2022;

4)	A copy of the unanimous written consent of the board of directors of the Company dated 6 February 2022 approving and authorising the registration of the Securities to be effected by the filing of the Registration Statement;

5)	A copy of the certificate of Good Standing dated 4 February 2022 in respect of the Company issued by the Registrar of Corporate Affairs (the “Certificate of Good Standing”);

(1 – 5 above are the “Corporate Documents”) and

6)	A copy of the Registration Statement.

The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the “Documents”.

Schedule 2

Assumptions

1	The Company will duly execute and deliver the Documents in the form of the drafts provided to us for review.

2	On the date of this opinion, the Company’s assets are greater than or equal to its liabilities, and the Company is able to pay its debts as they fall due, and issuing the securities as contemplated by the Registration Statement will not cause the Company’s assets to be less than its liabilities, nor cause the Company to become unable to pay its debts as they fall due.

3	All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

4	All matters required by law to be recorded in the Corporate Documents are so recorded, and that all corporate certificates, documents and records which we have reviewed are accurate and complete, and that all facts expressed in or implied thereby are accurate and complete as at the date of this opinion.

5	The directors and shareholders of each Company have not taken any steps to appoint a liquidator of and no receiver has been appointed over any of the Companies’ property or assets.

6	Save for the Documents provided to us, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents.

7.	At the time of the issuance of the Securities, the Company will validly exist and be in good standing, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the M&A, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it.

8.	Appropriate action will be taken prior to the offer and sale of the Common Shares, the Debt Securities and the Warrants to register and qualify such Securities under all applicable state securities “blue sky” laws.

9.	In the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon such conversion, exchange, redemption, repurchase or exercise.

Schedule 3

Qualifications

1	Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a)	failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(b)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and

(c)	although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

2	We express no opinion in relation to provisions making reference to foreign statues in the Documents.

3

This opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion.

4	To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs , and an annual filing must be submitted to the International Tax Authority of the British Virgin Islands in accordance with the Economic Substance (Companies and Limited Partnerships) Act 2018 (as amended).